                            ARTICLES OF INCORPORATION

                                       OF

                     JOHN H. HARLAND COMPANY OF PUERTO RICO

     1. The name of the corporation is:

        JOHN H. HARLAND COMPANY OF PUERTO RICO

     2. The corporation shall have perpetual duration.

     3. The purpose of the corporation shall be to engage in the business of the manufacture, distribution and sale of checks, drafts, and other printed forms of every kind and character for business and personal use, and the purchase and sale of forms and supplies of every kind and character for business and personal use, in the Commonwealth of Puerto Rico and in such other areas of the world as the Board of Directors shall determine, and to conduct any other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business
Corporation Code or any amendment thereto.

     4. The corporation shall have authority to issue 500,000 shares of common stock of $1.00 par value per share.

     5. Shares of stock of the corporation may be issued by the corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

     6. No shareholder shall have any preemptive right to subscribe for or to purchase any shares of stock or other securities issued by the corporation.

     7. Subject to the provisions of Sections 22-512 of the Georgia Business
Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the corporation, in cash or in property, to holders of shares of stock of the corporation out of the capital surplus of the corporation.

     8. The initial Board of Directors of the corporation shall consist of five members, whose names and addresses are as follows:

     J. William Robinson    655 Lambert Dr., N.E.
                            Atlanta, Georgia

     I. Ward Lang           655 Lambert Dr., N.E.
                            Atlanta, Georgia

     H. Grady Wilson, Jr.   655 Lambert Dr., N.E.
                            Atlanta, Georgia

     Robert R. Woodson      655 Lambert Dr., N.E.
                            Atlanta, Georgia

     John A. Conant         655 Lambert Dr., N.E.
                            Atlanta, Georgia

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     9. The corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor as well as out of its unreserved and unrestricted earned surplus available therefor.

     10. The corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares of its stock.

     11. The address of the initial registered office of the corporation shall be 655 Lambert Drive, N.E., Atlanta, Georgia. The initial registered agent of the corporation at such address shall be I. Ward Lang.

     12. The name and address of the Incorporator is Horace H. Sibley, 2500
Trust Company of Georgia Building, Atlanta, Georgia 30303.

     IN WITNESS WHEREOF, the undersigned executes these Articles of
Incorporation.

                                        ----------------------------------------
                                                      Incorporator

                                       3

                                      ORDER

     The Articles of Incorporation of JOHN H. HARLAND COMPANY OF PUERTO RICO and
the certificate of the Secretary of State of Georgia that the name "JOHN H.
HARLAND COMPANY OF PUERTO RICO" is available in accordance with ss. 22-301 of the Georgia Business Corporation Code having been examined and found to be lawful;

     IT IS HEREBY ORDERED that the incorporation of JOHN H. HARLAND COMPANY OF
PUERTO RICO be, and it hereby is, granted under the laws of the State of
Georgia.

     This 6 day of January, 1972.

                                        ----------------------------------------
                                        Judge, Superior Court,
                                        Fulton County, Georgia